Exhibit 99.1

Global Consumer Acquisition Corp. Announces Extension of Completion Window to September 11, 2022

June 13, 2022

MARIETTA, GA, June 13, 2022-- Global Consumer Acquisition Corp. (NASDAQ: GACQU, GACQ, GACQW) (“GACQ” or the “Company”), a special purpose acquisition company, announced today that Global Consumer Acquisition LLC (the “Sponsor”), the Company’s initial public offering sponsor, has deposited into the Company’s trust account an aggregate of $1,826,300 (representing approximately $0.10 per share of GACQ’s common stock), in order to extend the period of time the Company has to complete a business combination for an additional three (3) months period, from June 11, 2022 to September 11, 2022. The Company issued a promissory note to Sponsor with a principal amount equal to the amount deposited on June 9, 2022. The promissory note bears no interest and can be repaid or converted into the Company’s units (with each unit consisting of one share of common stock and one half of one redeemable warrant) at the closing of a business combination by the Company, provided, however, that the Note will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside of the Company’s trust account to do so. The purpose of the extension is to provide time for the Company to complete its proposed business combination with GP Global Limited (“GP Global”) and Luminex Home Décor & Fragrance Holding Corporation (“Luminex”), each industry leaders in branded, licensed and private label solutions in the Air Care and Personal Care sectors.

About the Company

Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company intends to focus its search for a target business in the consumer products and services sectors.

About GP Global

GP Global’s primary assets are controlling stakes in MVP Group International, Inc. and Primacy Industries Ltd, two leading Air Care solution companies based out of the U.S. and India, respectively. Primacy Industries also has a strong, emerging personal care segment. GP Global has a strong portfolio of in-house brands coupled with existing partnerships with major retailers across Europe and the U.S. GP Global will bring key platform capabilities such as centres of excellence for digital & analytics, product development expertise, global sourcing & global manufacturing base to the combined entity.

About Luminex

Luminex, headquartered in the U.S. – formed through the merger of Candle-lite, a portfolio company of Centre Lane Partners, and PartyLite, a portfolio company of Carlyle Investment Management – has quickly grown into the #1 market leader in branded and private label solutions in Air Care in North America with top retailers as customers, with a heritage of 180+ years in manufacturing candles, as well as substantial direct to consumer presence in Europe through a combination of online and agency models.

Additional Information and Where to Find It

In connection with the proposed business combination, GACQ has filed with the SEC preliminary proxy statements and intends to file a definitive proxy statement in due course. Additionally, GACQ will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s website at www.sec.gov. Security holders of GACQ are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GACQ’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by GACQ, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Global Consumer Acquisition Corp., 1926 Rand Ridge Court, Marietta GA, 30062.

Participants in Solicitation

GACQ and its directors and executive officers may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GACQ’s shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in GACQ will be included in the proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

GP Global, Luminex and their respective directors and executive officers may, under the rules of the SEC, also be deemed to be participants in the solicitation of proxies from the shareholders of GACQ in connection with the proposed business combination. Information regarding such persons may be obtained by directing a request to: Global Consumer Acquisition Corp., 1926 Rand Ridge Court, Marietta GA, 30062.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. GACQ, GP Global and Luminex’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside GACQ, GP Global and Luminex’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreements (the “Agreements”); (2) the outcome of any legal proceedings that may be instituted against GACQ, GP Global and Luminex following the announcement of the Agreements and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of GACQ, GP Global and Luminex, certain regulatory approvals, or satisfy other conditions to closing in the Agreements; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreements or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on GP Global and Luminex’s business and/or the ability of the parties to complete the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that GP Global, Luminex or GACQ may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the final prospectus of GACQ for its initial public offering, including those under “Risk Factors” therein, and in GACQ’s other filings with the SEC. GACQ cautions that the foregoing list of factors is not exclusive. GACQ cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. GACQ does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

For investor and media inquiries, please contact:

IR@globalconsumercorp.com

1-800-955-8380